Energy Transfer Partners, L.P. Acquisition of Sunoco, Inc. April 30, 2012 | Investor Presentation Exhibit 99.2

Legal Disclaimer
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
Energy Transfer Partners, L.P. Sunoco, Inc.
3738 Oak Lawn Ave. 1818 Market Street, Suite 1500
Dallas, TX 75219 Philadelphia, PA 19103
Attention: Investor Relations Attention: Investor Relations
Phone: (214) 981-0795 Phone: (215) 977-6764
E-mail: InvestorRelations@energytransfer.com E-mail: SunocoIR@sunocoinc.com
PARTICIPANTS IN THE SOLICITATION
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
In connection with the proposed business combination transaction between Energy Transfer Partners, L.P. (“ETP”) and Sunoco, Inc. (“Sunoco”), ETP plans to file with the U.S.
Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a proxy statement/prospectus to be mailed to the Sunoco shareholders in connection with the proposed transaction. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION
ABOUT ETP, SUNOCO, THE PROPOSED TRANSACTION AND RELATED MATTERS.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION
STATEMENT AND THE PROXY/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE.  Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by ETP and Sunoco through the web site maintained by the SEC at www.sec.gov.
In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Sunoco at the following:
ETP and Sunoco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement.  Information regarding directors and executive officers of ETP’s general partner is contained in ETP’s Form 10-K for the year ended
December 31, 2011, which has been filed with the SEC.  Information regarding Sunoco’s directors and executive officers is contained in Sunoco’s definitive proxy statement dated
March 16, 2012, which is filed with the SEC.  A more complete description will be available in the registration statement and the proxy statement/prospectus.
Statements in this document regarding the proposed transaction between ETP and Sunoco, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, and any other statements about ETP, Energy Transfer Equity,
L.P. (“ETE”), Sunoco Logistics Partners, L.P. (“SXL”) or Sunoco managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,”
“plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the proposed transaction; the ability to obtain the requisite regulatory approvals, Sunoco shareholder approval and the satisfaction of other conditions to consummation of the transaction; the ability of  ETP to successfully integrate Sunoco’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in the Annual Reports on Form 10-K for the year ended December 31, 2011 filed with the SEC by ETP,
ETE, SXL and Sunoco.  ETP, ETE, SXL and Sunoco disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

A Compelling Strategic Transaction
Energy Transfer Partners, L.P. (“ETP”) will acquire 100% of Sunoco, Inc.’s (“SUN”) outstanding common stock for $50.13 per share ($5.3 billion)
Creates a “best in class” natural gas, crude oil, NGLs and refined product logistics platform
– Provides customers with a full suite of capabilities in key geographic locations across the U.S.
– Diversifies ETP’s existing natural gas and NGL infrastructure assets into crude oil and refined products transportation, terminalling and logistics
– Provides a growth engine for ETP through ownership of the Sunoco Logistics Partners L.P.
(“SXL”) general partner, incentive distribution rights (“IDRs”) and 32.4% limited partner interests
– Combination with Energy Transfer platform dramatically expands scale, operational diversity and geographic footprint of SUN and SXL, enabling businesses to fully deliver on potential
Accretive to ETP cash flow both immediately and over the long-term, while providing SUN shareholders increased value now and into the future
– Allows SUN shareholders continued participation in potential upside from synergies and complementary organic growth projects
Key SUN and SXL management to remain and continue to run businesses and oversee integration
Transaction provides immediate accretion and furthers ETP’s long-term initiative to enhance the services provided to customers while expanding its fee-based tariff / margin business mix

ETP Has Rapidly Evolved Into a Diversified
Energy Logistics Company
2004 – 2007 2008 – 2009 2010 – 2011 2012
Acquired TUFCO Pipeline,
Houston Pipeline and
Transwestern Interstate
Pipeline
Completed the first 42-inch
diameter natural gas pipeline in
the state of Texas in 2007 –
Since that time, have
completed and placed in
service nearly 2,500 miles of
large diameter pipe in major
U.S. shale plays
Initiated open season for new
interstate gas pipeline,
Midcontinent Express Pipeline
(“MEP”), a 50/50 joint venture
with Kinder Morgan Energy
Partners (“KMP”)
MEP completed and placed
in-service
Completed Phoenix and San
Juan projects, expanding
Transwestern Pipeline
Initiated open season for new
interstate gas pipeline, Tiger
Pipeline
Initiated open season for new
interstate gas pipeline,
Fayetteville Express Pipeline
(“FEP”), another 50/50 joint
venture with KMP
FEP and Tiger completed
ahead of schedule and
significantly under budget
ETP and Regency acquired
LDHE and formed Lone Star
NGL JV
Lone Star NGL JV announced
new Mt. Belvieu fractionation
plant and West Texas NGL
pipeline projects to significantly
expand liquids platform
Expansion of Eagle Ford shale
projects with the Rich Eagle
Ford Mainline (“REM”) pipeline
and new processing facility in
Jackson County, TX
Completed exit from the propane
business through contribution to
AmeriGas Partners, L.P.
ETP acquired 50% interest in
Citrus, which owns Florida Gas
Transmission
Further announced expansion in
liquids-rich Eagle Ford Shale area
that includes a second Mt. Belvieu
fractionation plant and extensive
organic pipeline infrastructure
supported by long-term fee-based
contracts
ETP announces acquisition of
SUN, creating a “best in class”
natural gas, crude oil, NGLs and
refined product logistics
platform
ETP has undertaken several initiatives to diversify its business with an emphasis on fee-based opportunities that expand the services provided to customers
The acquisition of LDH Energy Asset Holdings LLC ("LDHE”) in 2011 increased the fee-based services ETP could provide to customers by offering NGL solutions from wellhead to fractionator
The acquisition of SUN further positions ETP as a diversified midstream company that provides services across the entire midstream value chain

Our business is “moving hydrocarbons” and the SUN acquisition provides an established and attractive platform to significantly increase our crude oil, refined products and NGL service capability
ETP customers’ desire for a fully integrated midstream services company is driving this transaction
Furthers ETP’s long-term initiative to expand its business mix and diversify and grow its cash flow
– ETP will immediately become a leader in the crude oil, refined products and NGLs markets
Significant and growing portion of fee-based cash flow derived from these markets
Enhances the size and scale of the Energy Transfer platform while reinforcing its position as one of the largest MLPs
Enhances the growth profile of ETP while maintaining investment grade credit metrics
Complementary asset base provides numerous commercial opportunities anchored by significant inventory of attractive, highly accretive organic growth projects
Retail business with an iconic brand name provides additional stable cash flow to ETP's overall business mix
Clear line of sight to the exit of SUN’s refining business creates the optimal timing for a transaction
– SUN will continue pursuing announced potential Carlyle joint venture
Rationale for ETP

Diversified Energy Logistics Business
The acquisition significantly diversifies ETP’s existing infrastructure assets into crude oil and refined products transportation, terminalling and logistics
Pipelines
Storage
ETP
SXL
Processing
Treating
Pipelines
Terminals

NGL
7%
Natural Gas
93%
Refined
Products
8%
Crude Oil
17%
NGL
5%
Natural Gas
70%

NGL
14%
Natural Gas
86%
Refined
Products
8%
Crude Oil
27%
NGL
10%
Natural Gas
55%

Natural Gas
27%
NGL
73%
Refined
Products
18%
Natural Gas
14%
Crude Oil
29%
NGL
39%

23,000
Diversified Asset Mix Enhances Credit Profile
Pipeline Mileage
Throughput*
Storage Capacity*
* Throughput and storage capacity converted on a 6:1 Mcf:Bbl basis
Summary Asset Overview
Status Quo SUN & Pro Forma
ETP SXL ETP
Pipelines (miles):
Natural Gas 21,500 - 21,500
NGL 1,500 40 1,540
Crude Oil - 5,400 5,400
Refined Products - 2,500 2,500
Total 7,940 30,940
Operating Metrics:
Natural Gas Throughput (Bcfpd) 22 - 22
NGL Throughput (Mbpd) 576 107 683
Crude Oil Throughput (Mbpd) - 1,747 1,747
Refined Products Throughput (Mbpd) - 522 522
Natural Gas Processing Capacity (MMcfpd) 2,662 - 2,662
Natural Gas Treating Capacity (MMcfpd) 1,985 - 1,985
Natural Gas Conditioning Capacity (MMcfpd) 846 - 846
NGL Processing Capacity (Mbpd) 176 - 176
Natural Gas Storage (Bcf) 74 - 74
NGL Storage (MMbbl) 33 1 34
Crude Oil Storage (MMbbl) - 25 25
Refined Products Storage (MMbbl) - 16 16
Facilities:
Natural Gas Storage Facilities 3 - 3
NGL Storage Facilities 2 1 3
Crude Oil Storage Facilities - 4 4
Refined Products Storage Facilities - 44 44
Natural Gas Process., Treat., Cond. Facilities 35 - 35
NGL Processing Facilities 4 - 4
Retail Marketing Outlets - 4,900 4,900
Source: Partnership and company filings
Note: Joint venture assets reflective of ownership percentage
Includes previously announced projects under construction

52%
47%
38%
26%
14%
21%
22%
15%
16%
14%
21%
25%
18%
18%
13%
5%
4%
10%
20%
2009 2010 2011 2011
pro forma
Intrastate Midstream
Interstate Propane
NGL Retail
Crude & Refined Products
Diversified Pro Forma Cash Flow
Note: Adjusted EBITDA reconciliation in appendix. ETP adjusted EBITDA excludes “Other”.
(1) 2011 ETP pro forma for contribution of propane to AmeriGas Partners, L.P. and Citrus acquisition.
Excludes distributions from AmeriGas Partners, L.P.
Assumes full consolidation of SXL.
The acquisition diversifies ETP’s business mix and provides an enhanced portfolio of fee-based tariff / margin organic growth opportunities
Acquisition further enhances ETP’s long-term
initiative to increase fee-based services provided
to producers while expanding ETP’s business mix
and balancing its sources of cash flows
Inventory of attractive identified organic NGL and
crude oil projects at SXL augments ETP’s slate of
growth projects and provides visibility to
meaningful EBITDA growth
– Pro forma combined 2012 growth capex of
~$2.2 billion with the vast majority of spending
allocated to NGLs, midstream and crude oil
projects
Retail business provides an additional stable
segment to ETP's overall business mix
(1)
ETP Adjusted EBITDA

LOGISTICS
Sunoco Has Become a Logistics Company
with a Stable Retail Business
Chemicals
Bayport plant closed
Refining
Tulsa refinery sold
Eagle Point refinery
permanently idled
Retail / Marketing
Fulton ethanol plant purchased
Heating oil / propane business
sold
Chemicals
Polypropylene business sold
Retail / Marketing
Purchased 25 retail locations
in NY State
Chemicals
Frankford plant sold
Haverhill plant sold
Refining
Toledo refinery sold
Eagle Point tank farm sold to SXL
Marcus Hook refinery permanently
idled
Retail / Marketing
Expansion into Alabama
Coke
Initial public offering
Refining – exit announced
Philadelphia refinery
– Potential JV with Carlyle
(minority interest, Carlyle to
operate, no additional
capital required from SUN)
– If no suitable exit
transaction can be reached,
expect to idle by August
2012
Coke
Complete spin-off of coke to
SUN shareholders
Retail / Marketing
Acquired 11 retail locations in
Daytona, FL
RETAIL
LOGISTICS
COKE
REFINING
RETAIL
COKE
REFINING
RETAIL
CHEM
CHEM
LOGISTICS
LOGISTICS
COKE
RETAIL
2008 / 2009 2010 2011 2012
REFINING
CHEM

Attractive premium with continued participation in potential upside of a well-managed, diversified business
– Immediately crystallizes shareholder value during a time of transition, with recent full exit from coke and chemicals as well as announced exit from refining business
– 29.0% premium to the 20-day average SUN closing share price
(1)
– 50% cash / 50% unit mix allows shareholders to earn attractive ETP yield (~7.5% based on
$3.575 per unit cash distribution on an annualized basis) with an improved distribution growth profile
Combination with Energy Transfer platform dramatically expands scale, operational diversity and geographic footprint of SUN and SXL, enabling businesses to fully deliver on potential
Meaningful commercial and operational synergies with the Energy Transfer family
Minimal integration risk and disruptions given key SUN and SXL managers will remain
Key presence to be retained in Philadelphia region
Rationale for SUN and SXL
(1) As of April 27, 2012.

Transaction Overview
ETP will acquire 100% of SUN’s outstanding common stock for $50.13 per share ($5.3 billion)
– 29.0% premium to the 20-day average SUN closing share price
(1)
– Acquisition of SUN shares funded with ETP common units (50%) and cash (50%)
– Consideration consists of $25.00 of cash and 0.5245x ETP common units per SUN share
SUN shareholders can elect cash, ETP common units or a mix of cash and ETP common units, subject to pro-ration
$965 million of existing SUN notes (excluding debt at SXL) will remain outstanding
– No change of control triggered in SUN’s existing notes
Energy Transfer Equity, L.P. (“ETE”) to provide a GP subsidy of $70 million per annum for a period of
3 years to ETP to support the transaction post-closing
SXL will remain a separate, publicly-traded MLP
Transaction offers compelling value to SUN shareholders with an attractive yield and improved distribution growth profile
(1) As of April 27, 2012.

Integration Plan
Energy Transfer management team has a proven
track record of successfully integrating
acquisitions
Southern Union (2012), LDHE (2011), Regency
(2010), Canyon (2007), Transwestern (2006),
Titan (2006), HPL (2005), ET Fuel (2004)
Southern Union integration to be substantially
complete by time of SUN transaction closing
The transaction is a bolt-on acquisition, similar to
the LDHE acquisition, and ETP expects minimal
integration risk given key SUN and SXL
management team will remain in place
ETP, SUN and SXL have conservatively identified
$70 million of annual run-rate commercial /
operational synergies
Commercial &
Operational
Synergies
$55
Compensation
& Benefits
$5
Corporate
Overhead
$10
79%
7%
14%
Note: Based on estimated $70 million of run-rate synergies per annum.
($ in millions)
SUN Synergy Breakdown

May 2012
Begin drafting
Proxy / registration
statement
Begin regulatory
approval process
File proxy
statement /
S-4
registration
statement
Integration plan will be put in place immediately resulting in one functional organization at closing
Only major regulatory approval is HSR; no issues expected given business mix
4 - 6 months expected timing from announcement to closing
File for regulatory
approval
- HSR
- Other minor approvals
Subject to SEC review
and regulatory approval
2 - 4
weeks
8 - 20 weeks
Q3 / Q4 2012:
SUN
shareholder
vote and
close
Illustrative Transaction Timeline

No financing contingency or ETP / SXL unitholder vote provides for high level of deal certainty

Conclusions
Elevates ETP to a leading player in crude oil, refined products and NGL transportation, terminalling and logistics
Delivers immediate premium to SUN shareholders with the ETP unit consideration providing an attractive yield and continued potential upside with an improved distribution profile
Significant, tangible commercial and operational synergies
Enhances the growth profile of ETP while maintaining investment grade credit metrics
High degree of transaction certainty
Key SUN and SXL management to continue to run businesses and oversee integration
A “win-win” transaction for investors of SUN, SXL and ETP

Appendix

Side-by-Side Overview
($ in millions, except per share / unit amounts)
(4)
ETP (1) SUN (2)
SXL
Share / Unit Price (as of 4/27/12) $47.92 $50.13 $40.99
LP equity market cap $11,001 $5,321 $4,244
Illustrative GP value
(3)
6,415 – 1,397
Market Capitalization
(3)
$17,415 $5,321 $5,641
Total Debt 8,884 1,020 1,698
Minority Interest 629 – 98
Cash (710) (1,531) (5)
Enterprise Value $26,218 $4,810 $7,432
Current Yield 7.5% 1.6% 4.2%
Corporate Credit Ratings
Moody's Baa3 Ba1 Baa2
S&P BBB- BB+ BBB
Fitch BBB- BB+ BBB
Source: ETP, SUN and SXL public filings.  Balance sheet data as of 12/31/2011.
(1) Pro forma for Citrus acquisition, Propane sale, January 2012 $2,000 million senior notes offering and January 2012 $750 million tender offer.
(2) SXL not consolidated in SUN data.  SUN contribution debt pro forma for $100 million PEDFA bond redemption.  SUN cash pro forma for $100 million
PEDFA bond redemption and $200 million funding of VEBA trust.  SUN pro forma for $100 million of total share repurchases through March and April 2012.
(3) Includes implied value of GP / IDR interest at ETP and SXL based on current yield for illustrative purposes.
(4) Acquisition price per share.

Retail Marketing
Logistics
(MLP)
Refining
Announced exit of refining
business in September 2011
Marcus Hook, PA refinery (175
Mbbls/d) permanently idled in
December 2011 but continues to
operate in a terminal capacity
Philadelphia refinery (330
Mbbls/d)
–
Potential JV with Carlyle
(minority interest, Carlyle
to operate, no additional
capital required from
SUN)
–
If no suitable exit
transaction can be
reached, expect to idle
by August 2012
SUN Primary Operating Segments
~2,500 miles of refined products
pipelines located in the
Northeast, Midwest and
Southwest
~5,400 miles of crude oil
pipelines, located principally in
Oklahoma and Texas
~42 million barrels of refined
products and crude oil terminal
capacity
Engaged in the acquisition and
marketing of crude oil
SUN owns:
100% of the SXL GP
interest and IDRs
32.4% of SXL common
units
Historical SUN distributions
received from SXL (pre-tax)
2011 = $97 million
2010 = $91 million
(1)
2009 = $98 million
~4,900 retail outlets for the sale
of gasoline and middle distillates
~5 billion gallons of gasoline and
diesel fuel and ~$500 million of
merchandise sales per year
Strong brand and station image
recognition
Located on the East Coast /
Midwest / Southeast
Historical retail EBITDA
2011 = $261 million
2010 = $269 million
2009 = $241 million
Source: SUN filings and investor presentations.
(1) SXL distributions to SUN declined in 2010 due to IDR reset which provided SUN with $201 million in cash proceeds.

Intrastate Transportation
and Storage
Interstate Transportation Midstream
ETP Primary Operating Segments
Approximately 23,000 miles of natural gas gathering and transportation pipelines, 3 natural gas storage facilities with 74 Bcf of working capacity and 70% interest in Lone Star NGL joint venture
NGL
Oasis Pipeline (600 mi, 1.2
Bcf/d capacity west-to-east, 750
MMcf/d capacity east-to-west)
East Texas Pipeline (370 mi)
Energy Transfer Fuel System
(2,950 mi, total capacity of 5.2
Bcf/d)
– Includes Bethel storage
facility (6.4 Bcf working
capacity), Bryson storage
facility (6.0 Bcf working
capacity), Godley plant
HPL System (4,350 mi, total
capacity of 5.5 Bcf/d)
– Includes Bammel storage
facility (62 Bcf working
capacity)
Transwestern Pipeline (2,690
mi; 1,225 MMcf/d mainline
capacity and 1,610 MMcf/d San
Juan Lateral capacity)
Tiger Pipeline (195 mi, 42-inch
pipeline; 2.4 Bcf/d of capacity
sold under 10-15 year
agreements)
FEP Pipeline Joint Venture (185
mi, 42-inch pipeline; initial
capacity of 2.0 Bcf/d with 1.85
Bcf/d sold under 10-12 year
agreements)
– 50/50 joint venture with
Kinder Morgan Energy
Partners, L.P.
Citrus
– 50/50 joint venture with El
Paso Corporation (5,400 mi;
3.1 Bcf/d mainline capacity)
~7,400 mi of natural gas
gathering pipelines
2 natural gas processing plants
15 natural gas treating facilities
11 natural gas conditioning
plants
Joint venture owned 70% by
ETP and 30% by Regency
Energy Partners LP (“RGP”);
ETP operates on behalf of the
joint venture; stand-alone entity
with equal board representation
NGL Storage
– Mont Belvieu storage facility
(43 million Bbls working
capacity)
– Hattiesburg storage facility (4
million Bbls of working
capacity)
NGL Pipeline Transportation
– West Texas NGL Pipeline
(1,066 mi, 144,000 Bbls/d
working capacity)
NGL Fractionation &
Processing (2 cryogenic
processing plants; 25,000
Bbls/d fractionator; Sea Robin
gas processing plant)

Pro Forma Simplified Structure
ETE
ETP
NGL
Interstate
Transportation
100% ETP IDRs
1.5% GP Interest
22% LP Interest
Midstream
Intrastate
Transportation
and
Storage
100% SXL IDRs
2% GP Interest
32% LP Interest

Adjusted EBITDA reconciliation
Energy Transfer Partners, L.P.
($ in millions)
Fiscal Year Ended December 31,
2009 2010 2011
Net income $792 $617 $697
Interest expense, net of interest capitalized 394 413 474
Income tax expense 13 16 19
Depreciation and amortization 313 343 431
Non-cash unit-based compensation expense 24 27 37
Losses on disposals of assets 2 5 3
Gains on non-hedged interest rate derivatives (39) (5) 77
Allowance for equity funds used during construction (11) (29) (1)
Unrealized (gains) losses on commodity risk management activities (30) 78 11
Impairment of investment in affiliate – 53 5
Proportionate share of JV's interest, depreciation and allowance for equity funds used during construction 22 22 30
Adjusted EBITDA attributable to noncontrolling interest – – (38)
Other, net (2) 0 (4)
Adjusted EBITDA $1,477 $1,541 $1,743
Sunoco Retail
($ in millions)
Fiscal Year Ended December 31,
2009 2010 2011
Retail Pretax Income $146 $176 $169
Depreciation and amortization 95 93 92
Retail Adjusted EBITDA
(1)
$241 $269 $261
(1) Excludes items deemed to be unusual.